Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 56	Trade Date: 8/25/2003
(To Prospectus dated July 22, 2002)	Issue Date: 8/28/2003

The date of this Pricing Supplement is August 25, 2003

CUSIP or Common Code:	41013MTL4	41013MTM2	41013MTN0	41013MTP5	41013MTQ3

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,426,031.25	$2,596,064.00	$1,650,330.00	$4,766,324.00	$1,498,720.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	8/15/2006	8/15/2007	8/15/2008	8/15/2011	8/15/2011

Stated Annual Interest Rate:	2.750%	3.300%	3.850%	Step: 3.000% through 8/14/2005, and 6.000% thereafter (unless called)	4.600%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	9/15/2003	9/15/2003	9/15/2003	9/15/2003	9/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	8/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

1 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 56	Trade Date: 8/25/2003
(To Prospectus dated July 22, 2002)	Issue Date: 8/28/2003

The date of this Pricing Supplement is August 25, 2003

CUSIP or Common Code:	41013MTR1	41013MTS9	41013MTT7	41013MTU4

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$2,220,190.00	$3,374,887.50	$4,080,375.00	$25,014,645.00

Discounts and Commissions:	1.500%	1.750%	2.500%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	97.850%	97.600%

Maturity Date:	8/15/2013	8/15/2015	8/15/2023	8/15/2028

Stated Annual Interest Rate:	5.100%	5.500%	6.000%	6.250%

Interest Payment Frequency:	Monthly	Semi	Semi	Semi

First Payment Date:	9/15/2003	2/15/2004	2/15/2004	2/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	2/15/2006 Callable one time only at 100% on call date above with 30 days notice.	8/15/2007 Callable one time only at 100% on call date above with 30 days notice.	8/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.